UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
RELEASE NO. 45135 / DECEMBER 6, 2001

ACCOUNTING AND AUDITING ENFORCEMENT
RELEASE NO. 1476 / DECEMBER 6, 2001

ADMINISTRATIVE PROCEEDING
FILE NO. 3-10647

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                                :
In the Matter of                :
                                :
                                :      ORDER INSTITUTING PROCEEDINGS PURSUANT
PINNACLE HOLDINGS, INC.,        :      TO SECTION 21C OF THE SECURITIES
                                :      EXCHANGE ACT OF 1934, AND MAKING
                                :      FINDINGS, AND ISSUING A CEASE-AND-DESIST
                                :      ORDER
      Respondent                :
                                :
                                :
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                                       I.

The Commission deems it appropriate that public administrative proceedings be, and they hereby are, instituted against Pinnacle Holdings, Inc. ("Pinnacle" or the "Company") pursuant to Section 21C of the Securities Exchange Act of 1934
(the "Exchange Act").

In anticipation of the institution of these administrative proceedings, Pinnacle has submitted an Offer of Settlement, which the Commission has determined to accept. Solely for the purpose of this proceeding and any other proceeding brought by or on behalf of the Commission or to which the Commission is a party, and without admitting or denying the findings set forth therein, except as to the jurisdiction of the Commission over the matters set forth herein, which is admitted, Pinnacle consents to the issuance of this Order Instituting
Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934,
Making Findings, and Issuing A Cease and Desist Order ("Order").

                                       II.
                                    FINDINGS

On the basis of this Order and Pinnacle's Offer of Settlement, the Commission
makes the following findings:(1)

A.       RESPONDENT

Pinnacle is a holding company structured as a real estate investment trust whose primary subsidiaries and operating divisions are engaged in the business of acquiring, integrating, operating and leasing communications site space, principally antenna space for wireless telephony, land mobile, two way radio systems and paging service providers and other wireless devices. Pinnacle's headquarters are in Sarasota, Florida, and its common stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act. Pinnacle's common stock is quoted on the Nasdaq National Market System. Pinnacle conducted an initial public offering in February 1999.

B.       FACTS

1.       SUMMARY

This matter involves Pinnacle's improper accounting for its acquisition of
Motorola, Inc.'s ("Motorola") North American Antenna Site Business (the
"Motorola Acquisition"). Pinnacle improperly established liabilities and improperly capitalized costs in connection with the acquisition. As a result,
Pinnacle understated reported expenses for the year 1999 and the first three quarters of 2000.

Pinnacle's business strategy is focused on creating a portfolio of communications sites through the acquisition of sites and operation of antenna and other communications sites. In furtherance of that strategy, in August 1999
Pinnacle acquired from Motorola over 1,800 antenna towers, management agreements and leases, the result of which was effectively to double the number of communications sites operated by Pinnacle. Pinnacle's establishment of liabilities and capitalization of certain costs incurred following the Motorola
Acquisition did not comply with generally accepted accounting principles
("GAAP") and resulted in violations of the periodic reporting, books and records, and internal controls provisions of the federal securities laws.

In connection with the Motorola Acquisition, Pinnacle improperly established at least $24 million of liabilities, including over $8.5 million in costs that were improperly capitalized. The costs related to the integration and ongoing business operation of assets acquired from Motorola, and, under GAAP, should have been expensed. By capitalizing these costs as directly and incrementally related to the Motorola Acquisition, instead of treating them as ongoing operating expenses, Pinnacle understated its general and administrative

-----------------------
(1)      The Commission's findings herein are made pursuant to Pinnacle's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

and corporate development expenses for the periods ended from September 30, 1999 to September 30, 2000.

On March 14, 2001, Pinnacle retained a new auditor, which audited Pinnacle's financial statements for the year ended December 31, 2000, and re-audited
Pinnacle's financial statements for the year ended December 31, 1999.(2) In amended filings,(3) Pinnacle restated its 1999 audited financial statements, increasing its net losses by $300,000, and restated its results for the first three quarters of 2000 to increase its net losses by $1.7 million and reduce its earnings per share by $0.04.(4) The restatements resulted in Pinnacle being out of compliance as to certain negotiated debt covenants Pinnacle had with certain lenders, requiring Pinnacle to obtain a waiver of those covenants from those lenders.(5)

2.       THE MOTOROLA ACQUISITION

a.       BACKGROUND

From its inception in 1995 through 1999, Pinnacle aggressively acquired communications sites, largely from owners of small numbers of communications sites. To supplement its internal acquisitions department, Pinnacle engaged its former (then current) auditor to perform due diligence and related integration activities with respect to certain of its tower acquisitions. In addition, the former auditor provided management and strategic

---------------------------
(2)      Pinnacle's new auditor was retained to succeed its former auditor, which had audited Pinnacle's financial statements from 1995, the date of the company's inception ("former auditor").

(3)      On April 26, 2001, Pinnacle filed an amended Form 10-K for the year ended December 31, 1999, and on May 4, 2001, Pinnacle filed amended
         Forms 10-Q for the quarters ended September 30, 1999, March 31, 2000,
         June 30, 2000, and September 30, 2000.

(4)      As described in the amended Form 8-K filed by Pinnacle on April 26,
         2001, Pinnacle's former auditor disagreed with Pinnacle's decision, in its restatement, to expense costs previously capitalized in 1999 as direct costs in the Motorola Acquisition.

(5)      Pinnacle's reported earnings before interest, taxes, depreciation and amortization ("EBITDA"), is used in calculating compliance with certain covenants in a Senior Credit Facility to which Pinnacle is a party.
         Under the agreement, Pinnacle was not allowed to permit the ratio of senior debt to annualized EBITDA to exceed certain amounts, as defined in the agreement. In addition, as a result of the restated financial statements, Pinnacle's EBITDA, a pro forma measure of earnings used by
         Pinnacle's lenders, analysts and investors, was reduced by amounts of between five percent and fifteen percent for each of Pinnacle's five quarters between and including the quarter ended September 30, 1999 and the quarter ended September 30, 2000.

consulting, information technology consulting, acquisition accounting and tax consulting services to Pinnacle.

In June 1999, Pinnacle entered into an agreement to purchase 1,858 communications sites and related assets from Motorola for approximately $254 million. The transaction closed on August 31, 1999, but a working capital adjustment provision allowed for subsequent adjustment of the final purchase price. This transaction posed a significant challenge to Pinnacle management in conducting pre-closing due diligence on the towers. In addition, the transaction, which effectively doubled the number of towers managed by Pinnacle, posed a significant challenge to Pinnacle management in gaining operational control of the towers and effectively integrating the towers, and information related to the towers, into Pinnacle's operations.

b.       ACCOUNTING ISSUES

In accounting for the Motorola Acquisition, Pinnacle established a liability of
$31.45 million for estimated acquisition costs ("the acquisition liability").(6)
The acquisition liability was established after the August 31, 1999 closing date for the Motorola Acquisition, in connection with the preparation of Pinnacle's quarterly report filed with the Commission on November 15, 1999, for the period ended September 30, 1999.

The acquisition liability included several categories of estimated costs. The costs included estimates for fees for consulting services that had not yet been performed, and $4 million in back tax, utility, and rent payment liabilities that, under the terms of the purchase and sale agreement between Motorola and
Pinnacle, were Motorola liabilities unless discovered by Pinnacle after December
31, 1999. The acquisition liability also included $5 million for "non-specific liabilities" and, based on a potential severance obligation to former Motorola employees contained in the Motorola Acquisition agreement, a liability of $1.5 million for involuntary termination of acquired employees.

Subsequent to the establishment of the acquisition liability, Pinnacle reallocated the accrual amounts among various categories during 2000 in order to account for revisions to its estimates of certain costs arising out of the
Motorola Acquisition and Pinnacle's operations.

Pinnacle ultimately paid its former auditor approximately $14 million in fees associated with consulting work on the Motorola Acquisition and capitalized substantially all of those fees. Included in the fees that Pinnacle improperly applied against the accruals and capitalized, and subsequently restated, were approximately $6.8 million in post closing fees for services that Pinnacle incurred as a result of its ongoing business practices and obligations, such as
(1) operating, managing and integrating Motorola's assets into existing operations, (2) assessing the Motorola assets for impairment, and (3) assisting
Pinnacle in identifying revenue enhancement opportunities after closing.

---------------------------
(6)      As noted earlier, at least $24 million of the liabilities were improperly established.

Pinnacle also improperly posted other operating expenses against its Motorola
Acquisition accruals in 1999 and 2000, including $922,932 in office rental and administrative items, employee bonuses, information technology consulting, and repair, maintenance and other expenses.

The capitalization of costs reduced Pinnacle's reported operating expenses because the costs would be amortized over the useful lives of the acquired assets and would not be reported as current operating expenses by Pinnacle.

3.       PINNACLE'S RESTATEMENT AND RELATED FILINGS

On April 26, 2001, Pinnacle filed an amended Form 10-K for fiscal year 1999 and on May 4, 2001, filed amended Forms 10-Q for the quarter ended September 30,
1999 and the first three quarters of fiscal year 2000. In those filings,
Pinnacle restated its financial statements for fiscal year 1999, including the third and fourth quarters of fiscal year 1999, and the first three quarters of fiscal year 2000. The restatements reflected Pinnacle's determination (1) to accrue direct costs of the Motorola Acquisition only as the related services were performed, and (2) to expense approximately $8.5 million in professional fees and other miscellaneous adjustments related to ongoing business expenses necessary to integrate the Motorola assets and liabilities into Pinnacle's operations. Of the approximately $8.5 million of previously capitalized costs that were restated to current period expenses, approximately $6.8 million or approximately 80 percent, were consulting fees related to the Motorola
Acquisition.

The failure to account properly for the consulting fees and other expenses related to the Motorola Acquisition caused Pinnacle to misstate its general and administrative expenses and its corporate development expenses as set forth below:

     o   THREE MONTHS ENDED SEPTEMBER 30, 1999: Corporate Development Expense
         increased from $2,459,995 to $2,920,787, an increase of 18.73 percent;

     o   THREE MONTHS ENDED DECEMBER 31, 1999: Corporate Development Expense
         increased from $4,180,837 to $5,445,269, an increase of 30.24 percent;

     o   THREE MONTHS ENDED MARCH 31, 2000: Corporate Development Expense
         increased from $3,870,986 to $6,567,815, an increase of 69.67 percent;
         General and Administrative Expense increased from $1,906,605 to
         $2,093,068, an increase of 9.78 percent;

     o   THREE MONTHS ENDED JUNE 30, 2000: Corporate Development Expense
         increased from $4,276,878 to $6,954,531, an increase of 62.61 percent;

     o   THREE MONTHS ENDED SEPTEMBER 30, 2000: Corporate Development Expense
         increased from $13,619,585 to $14,187,345, an increase of 4.17 percent.

The changes in Pinnacle's restated financial statements placed Pinnacle in violation of debt covenants contained in agreements under which Pinnacle had borrowed funds from

institutional lenders. Those agreements required compliance with, among other things, certain "leverage ratios," which were negatively affected by the restatements. Pinnacle was required to obtain a waiver from its lender of those debt covenants.

                                      III.
                                 LEGAL ANALYSIS

A.       THE IMPROPER ACCOUNTING FOR ITEMS CAPITALIZED BY PINNACLE

Pinnacle's accounting for post acquisition costs associated with the Motorola
Acquisition was improper in at least two respects: (1) Pinnacle improperly accrued costs that did not meet the criteria for the establishment of a liability, and (2) Pinnacle improperly capitalized certain costs associated with the integration and operation of the sites it acquired from Motorola.

Accounting Principles Board Opinion No. 16, BUSINESS COMBINATIONS ("APB 16"),
paragraph 76 states: "the cost of a company acquired in a business combination accounted for by the purchase method includes the direct costs of acquisition .
.... However, indirect and general expenses related to acquisitions are deducted as incurred in determining net income." Furthermore, Accounting Interpretation
No. 33 of APB 16 states: "all internal costs associated with a business combination are deducted as incurred in determining net income."

Pursuant to this guidance, capitalized acquisition costs may not include a company's costs, whether incurred internally or paid to third parties, that may relate to the acquired assets but that were incurred as a result of the company's ongoing business practices and obligations, such as establishing books and records for acquired operations, preparing its financial statements, developing budgets or operating and strategic plans, or operating, managing and integrating acquired assets into existing operations.

In connection with the Motorola Acquisition, Pinnacle improperly capitalized indirect and general costs associated with the integration of the acquired assets into the operations of Pinnacle as well as certain costs associated with the management and operation of the acquired assets. Pinnacle also improperly capitalized internal costs, such as employee bonuses, building rents, and other operating expenses in connection with the Motorola Acquisition.

Certain liabilities recorded in connection with the Motorola Acquisition were also improper. Statement of Financial Accounting Standards No. 5 ("FAS 5")
Accounting for Contingencies, paragraph 8 provides that an estimated loss from a loss contingency should be accrued if information available prior to the issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Implicit in
FAS 5 is the notion that one or more future events will occur confirming the fact of the loss.

Emerging Issues Task Force Issue Nos. 95 - 3 and 94 - 3 interpret the requirements of SFAS No. 5 with respect to the recognition of liabilities for planned business integration

and restructuring costs. That guidance provides that these expected costs should not be recognized as liabilities unless they are directly related to a management plan to exit an activity and the cost has no future economic benefit to the entity. The costs accrued by Pinnacle did not satisfy either of those criteria.

Statement of Financial Accounting Concepts No. 6, Elements of Financial
Statements paragraphs 35 - 36 further states that a liability has three essential characteristics:

               (a) it embodies a present duty or responsibility to one or more other entities that entails settlement by probable future
               transfer or use of assets at a specified or determinable date, on occurrence of a specified event, or on demand, (b) the duty or responsibility obligates a particular entity, leaving it little or no discretion to avoid the future sacrifice, and (c) the transaction or other event obligating the entity has already happened.

Thus, whether a particular cost constitutes a liability at the date of acquisition requires a determination of (1) whether there exists a legal, equitable or constructive obligation for the company to sacrifice its assets in the future, and (2) whether that obligation existed at the date of acquisition.
Only present obligations, that is, those obligations resulting from a past transaction or event, are liabilities. See Statement of Financial Accounting
Concepts No. 6, Elements of Financial Statements, paragraphs 195 - 206.

The liability that Pinnacle recorded with respect to the Motorola Acquisition did not meet the requirements of Concepts Statement No. 6 because Pinnacle did not have "a present duty or responsibility" to pay third parties for the planned activities before they were performed. Pinnacle's premature recognition of a liability at the time it reported the business combination was improper.
Recognition of the liabilities in accordance with GAAP as the activities were performed makes more transparent their character as arising from the integration and management of the acquired assets.

Also included in the accrual Pinnacle recorded were reserves for "nonspecific liabilities" that might be incurred with respect to the Motorola Acquisition.
Reserves for "general or unspecified business risks" may not be accrued under
FAS 5, paragraph 14.

B.       PINNACLE VIOLATED THE PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE
         ACT.

Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder require issuers of securities registered pursuant to Section 12 of the Exchange Act to file certain annual and quarterly reports with the Commission. Implicit in these rules is the requirement that the reports accurately reflect the financial condition and operating results of the issuer. See SEC v. IMC International,
Inc., 384 F. Supp. 889, 893 (N.D. Tex.), aff'd mem., 505 F. 2d 733 (5th Cir.
1974), cert. denied sub nom. Evans v. SEC, 420 U.S. 930 (1975) (citing the need for "complete, accurate and timely reports"). No showing of scienter is necessary to establish a violation of Section 13(a). See SEC v. Savoy
Industries, Inc., 587 F.2d 1149, 1167 (D.C. Cir. 1978). Rule 12b-20 further requires the inclusion of any

additional material information that is necessary to make required statements, in light of the circumstances under which they were made, not misleading.
Information regarding the financial condition of a company is presumptively material. SEC v. Blavin, 760 F.2d 706, 711 (6th Cir. 1985).

Pinnacle's accrual for and capitalization of costs relating to the Motorola
Acquisition, including the professional fees paid to its former auditor, failed to comply with GAAP and to reflect accurately Pinnacle's assets, liabilities and operating expenses following the transaction. Pinnacle corrected these inaccuracies in its amended annual and quarterly filings made on April 26 and
May 4, 2001. Accordingly, Pinnacle's financial statements contained in its initial public filings following the Motorola Acquisition (that is, those made prior to Pinnacle's restatement) violated Exchange Act Section 13(a) and Rules
12b-20, 13a-1 and 13a-13 thereunder.

C.       PINNACLE VIOLATED THE RECORDKEEPING AND INTERNAL CONTROL PROVISIONS OF
         THE EXCHANGE ACT.

Section 13(b)(2)(A) of the Exchange Act requires issuers to "make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer." Section
13(b)(2)(B) of the Exchange Act requires issuers to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain the accountability of assets.
No showing of scienter is necessary to establish a violation of Section 13(b).
See SEC v. World-Wide Coin Investments, Ltd., et al., 567 F. Supp. 724, 749-51
(N.D. Ga. 1983).

Pinnacle's improper accrual for and capitalization of certain professional fee costs billed by its outside consultants, software costs, employee bonuses and other general and administrative expenses relating to the Motorola Acquisition made its internal accounting records inaccurate in the manner in which they reflected Pinnacle's assets, liabilities and operating expenses. Pinnacle's failure to maintain records that accurately accounted for its assets, liabilities and certain expenses violated Sections 13(b)(2)(A) and 13 (b)(2)(B)
of the Exchange Act.

                                       IV.

Based on the foregoing, the Commission finds that Pinnacle violated Sections
13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1
and 13a-13 thereunder.

                                       V.
                                      ORDER

Based on the foregoing, the Commission deems it appropriate to accept Pinnacle's
Offer of Settlement and impose the sanctions agreed to therein.

Accordingly, IT IS HEREBY ORDERED:

A. That Pinnacle shall cease and desist from committing or causing any violation or any future violation of Sections 13(a), 13(b)(2)(A) and 13(b)(2) (B) of the
Exchange Act and Rules 12b-20, 13a -1 and 13a-13 thereunder; and

B. That Pinnacle comply with its undertaking to, upon reasonable request by the
Commission or its staff, and on reasonable notice and without service of a subpoena, provide documents or other information, and accept service and take all reasonable actions to make its officers, directors, employees and agents available to testify truthfully at any interview, investigative testimony, deposition, judicial proceeding related to this Order or administrative proceeding arising as a result of the Commission's investigation entitled In the
Matter of Pinnacle Holdings, Inc. This provision shall not be construed to waive applicable attorney client, work product or other privileges recognized under federal law held by Pinnacle, its officers, directors, employees or agents, if asserted on a timely basis and in good faith.

By the Commission.
                                                                Jonathan G. Katz
                                                                       Secretary